Exhibit 10.2

AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”) is made as of October 19, 2009, by and among Pypo Digital Company Limited, an exempted company organized under the laws of the Cayman Islands (“Purchaser”), Capital Ally Investments Limited, a private limited company organized under the laws of the British Virgin Islands (“Capital Ally”), and Arch Digital Holdings Limited, a private limited company organized under the laws of the British Virgin Islands (“Arch,” and together with Capital Ally, “Sellers”).  Each of Purchaser and Sellers is a “Party” and collectively, the “Parties.” All terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Share Purchase Agreement (as defined below).

WHEREAS, the Parties have entered into that certain Share Purchase Agreement dated as of October 2, 2009 (the “Share Purchase Agreement”);

WHEREAS, the Parties desire to enter into this Amendment to supplement and amend the terms of the Share Purchase Agreement to reflect the adjustment of the Purchase Price.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

AMENDMENTS

Section 1.2 of the Share Purchase Agreement is hereby amended and restated in its entirety as follows:

Section 1.2             Purchase Price for Shares.

(a)           The purchase price for Sellers for the Shares (the “Purchase Price”) shall be the lower of:

(i)           An aggregate of US$22,528,828, or

(ii)           The Valuation Price (as defined below).

(b)           Subject to set off and deduction by Purchaser pursuant to Section 4.1 hereof, the Purchase Price shall be paid to Sellers in a manner mutually acceptable to Purchaser and Sellers as follows:

(i)           Initial Payment. On the Closing Date, Purchaser shall pay US$700,000 and US$300,000 to Capital Ally and Arch, respectively (the “Closing Cash Payment”).

(ii)           Subsequent Payment. On or prior to March 31, 2010, Purchaser shall pay the Capital Ally Remaining Purchase Price (as defined below) and the Arch Remaining Purchase Price (as defined below) to Capital Ally and Arch, respectively (the “Subsequent Cash Payment”).

(c)           The Parties shall, as soon as practicable after the date hereof, appoint an independent appraiser mutually acceptable to the Parties to assess the fair value of the Shares, and shall cause such independent appraiser to deliver an appraisal report or fairness opinion on or prior to December 31, 2009. The fair value of the Shares determined by the independent appraiser and set forth in its appraisal report or fairness opinion (the “Valuation Price”) shall be final, conclusive and binding upon the Parties.

(d)           Certain definitions. For the purposes hereof,

(i)           “Capital Ally Remaining Purchase Price” shall equal a) the product of the Purchase Price and 0.6918, minus b) $700,000.

(ii)           “Arch Remaining Purchase Price” shall equal a) the product of the Purchase Price and 0.3082, minus b) $300,000.

ARTICLE II.
MISCELLANEOUS

Section 2.1                  References.  On and after the effectiveness of this Amendment, each reference in the Share Purchase Agreement to “this Agreement,” “hereunder” or words of like import referring to the Share Purchase Agreement shall mean the Share Purchase Agreement as amended by this Amendment. Except as expressly modified by this Amendment, the terms and obligations of the Share Purchase Agreement remain unchanged and the Share Purchase Agreement shall continue in full force and effect.

Section 2.2                   Amendment. This Amendment may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived only by a written instrument signed by the Parties.

Section 2.3                   Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York, without regard to the principles of conflicts of law thereof.

Section 2.4                  Counterparts.  This Amendment may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by at least one Party, but together signed by all of the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Share Purchase Agreement to be duly executed on the date first above written.

Purchaser:

Pypo Digital Company Limited

By:
/s/
Name: Dongping Fei
Title: Director

Sellers:

Capital Ally Investment Limited

By:
/s/
Name:
Title:

Arch Digital Holdings Limited

By:
/s/
Name:
Title:

Signature Page to Amendment to Share Purchase Agreement